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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):           OCTOBER 2, 1995

                              THE TRAVELERS INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

DELAWARE                            33-33691                 06-0566090
(State or other             (Commission File Number)       (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

ONE TOWER SQUARE, HARTFORD, CONNECTICUT                    06183
(Address of principal executive offices)                   (Zip Code)

                                 (860) 277-0111
              (Registrant's telephone number, including area code)


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                         THE TRAVELERS INSURANCE COMPANY
                           CURRENT REPORT ON FORM 8-K


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

On October 2, 1995, The Travelers Insurance Company ("TIC") and its parent, The Travelers Insurance Group Inc. ("TIGI"), disposed of their interest in The MetraHealth Companies, Inc. ("MetraHealth") through the merger of MetraHealth and an acquisition subsidiary of United HealthCare Corporation ("United"). MetraHealth was the surviving corporation in the merger.

TIC and TIGI collectively owned 48.25% of MetraHealth's common stock, and received a total of $831 million in connection with the transaction. This amount includes a dividend paid by MetraHealth and amounts paid by a subsidiary of Metropolitan Life Insurance Company for the sale of TIC and TIGI's share of certain additional payments payable under the merger agreement based on 1996 and 1997 "Company Earnings" (as defined in the merger agreement). TIC and TIGI are also entitled to receive up to an additional $169 million, based on Company Earnings for 1995. TIC's share of the proceeds is $708 million, and it is entitled to receive up to $144 million, based on 1995 Company Earnings.

TIC reflected its former Managed Care and Employee Benefits Operations, including its interest in MetraHealth, in the financial statements filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as a discontinued operation.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 12, 1995                THE TRAVELERS INSURANCE COMPANY
                                                  (Registrant)

                                         By: /s/Christine B. Mead
                                             -----------------------------------
                                         Christine B. Mead
                                         Vice President - Finance and Controller